Exhibit 99.2

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$1,139,051	$3,359,991
Accounts receivable	828,229	483,937
Inventory	348,833	320,587
Prepaid expenses and other assets	166,551	144,061

Total current assets	2,482,664	4,308,576

Property and equipment, net	174,187	163,544

Total assets	$2,656,851	$4,472,120

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$798,605	$370,086
Accrued expenses	942,682	1,007,969
Deferred revenue	470,040	1,129,707
Current portion of notes payable	91,889	285,594
Secured convertible promissory notes	8,415,069	6,505,000

Total current liabilities	10,718,285	9,298,356

Redeemable Preferred stock; $0.0001 par value, 27,748,271 and 21,526,613 shares authorized as of September 30, 2008 and December 31, 2007; respectively
Series A convertible preferred stock, 8,563,650 shares designated and 8,025,021 shares outstanding as of September 30, 2008 and December 31, 2007	1,486,914	1,486,914
Series B convertible preferred stock, 19,184,621 shares designated and 18,525,913 and 12,951,843 outstanding as of September 30, 2008 and December 31, 2007; respectively	4,992,437	3,496,999

Total redeemable preferred stock	6,479,351	4,983,913

Stockholders’ deficit
Common stock, $0.0001 par value, 59,884,621 and 53,662,963 shares authorized; 21,279,833 and 20,994,551 shares issued and outstanding as of September 30, 2008 and December 31, 2007; respectively	118,155	118,138
Additional paid-in capital	235,169	172,689
Cumulative translation adjustment	2	1,665
Accumulated deficit	(14,894,111)	(10,102,641)

Total stockholders’ deficit	(14,540,785)	(9,810,149)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$2,656,851	$4,472,120

The accompanying notes are an integral part of these consolidated financial statements.

W&W COMMUNICATIONS INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Revenue	$2,776,488	$2,095,868

Operating expenses
Costs of revenue	810,870	582,904
General and administrative	2,072,863	1,453,613
Sales and marketing	1,061,131	682,832
Research and development	3,255,579	2,492,095

Total operating expenses	7,200,443	5,211,444

Operating loss	(4,423,955)	(3,115,576)

Other income (expense)
Other income	4,805	1,879
Gain on extinguishment of liabilities	269,368	—
Other expense	(69,480)	(54,590)
Interest expense	(560,249)	(178,391)

Total other expense, net	(355,556)	(231,102)

Loss before provision for income taxes	(4,779,511)	(3,346,678)

Provision for income taxes	(11,959)	(1,600)

Net loss	$(4,791,470)	$(3,348,278)

The accompanying notes are an integral part of these consolidated financial statements.

W&W COMMUNICATIONS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash flows from operating activities Net loss	$(4,791,470)	$(3,348,278)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	44,091	21,783
Share-based compensation to employees and non-employees	58,843	71,741
Non-cash interest expense	486,343	186,282
Changes in operating assets and liabilities
Accounts receivable	(344,292)	29,197
Inventory	(28,246)	(316,113)
Prepaid expenses and other current assets	(22,490)	(1,440)
Accounts payable	428,519	177,946
Accrued expenses	(129,663)	(71,336)
Deferred revenue	(659,667)	544,204

Net cash used in operating activities	(4,958,032)	(2,706,014)

Cash flows from investing activities
Purchases of property and equipment	(73,391)	(59,741)
Proceeds from sale of property and equipment	16,994	—

Net cash used in investing activities	(56,397)	(59,741)

Cash flows from financing activities
Proceeds from issuance of secured convertible promissory notes	3,000,000	6,505,000
Repayment on notes payable	(200,603)	(179,740)
Proceeds from issuance of common stock pursuant to exercise of stock options	10,465	11,506
Issuance costs related to conversion of secured convertible promissory notes to Series B	(9,562)	—
Repurchase of common stock	(6,811)	—

Net cash provided by financing activities	2,793,489	6,336,766

Net change in cash and cash equivalents	(2,220,940)	3,571,011

Cash and cash equivalents at beginning of year	3,359,991	1,319,716

Cash and cash equivalents at end of year	$1,139,051	$4,890,727

Supplementary disclosures of cash flow information
Cash paid during the year for interest	$17,125	$37,988
Cash paid during the year for income taxes	$1,600	$1,600

Noncash financing activities
Conversion of secured convertible promissory notes to Series B preferred stock	$1,505,000	$—
Issuance of preferred stock in satisfaction of accrued interest	$415,069	$—
The accompanying notes are an integral part of these consolidated financial statements.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies

Organization

W&W Communications, Inc. was incorporated December 19, 2001 under the laws of California. W&W Communications, Inc. and its subsidiaries DSP Research, Inc. and W&W Communications, Inc. China, (collectively the “Company”) are in the business of computer software and hardware development and distribution. W&W Communications, Inc. was established in 2003 by a team of leading professionals with over a century of collective industry experience in the video, networking and telecommunications industry. W&W Communications is headquartered in the heart of Silicon Valley, in Sunnyvale, California and operates offices in Beijing, China and Madrid, Spain.

W&W Communications, Inc. China (a Chinese corporation) was incorporated in June 2005 under the laws of China for the purpose of computer software development.

DSP Research, Inc. was incorporated January 1, 1991 under the laws of California. DSP Research, Inc. is in the business of computer software and hardware development. W&W acquired DSP Research, Inc. in 2003.

Principles of consolidated financial statements

The consolidated financial statements include the accounts of W&W Communications, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

The consolidated balance sheet as of September 30, 2008, the consolidated statements of operations for the nine months ended September 30, 2008 and 2007, and the condensed consolidated statements of cash flows for the nine months ended September 30, 2008 and 2007 have been prepared by the Company and are unaudited. In the opinion of management, all necessary adjustments (including normal recurring adjustments) have been made to present fairly the financial position at September 30, 2008, and the results of operations and cash flows for the nine months ended September 30, 2008 and 2007, respectively. Interim results are not necessarily indicative of the results for a full fiscal year. The consolidated balance sheet as of December 31, 2007, has been derived from the audited consolidated financial statements at that date.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies (continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts of assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. The consolidated financial statements and accompanying notes include, but are not limited to, management’s estimate of provisions required for non-collectible accounts receivable and obsolete or slow-moving inventory, and determination of the fair value of stock awards issued. Actual results could differ from those estimates.

Cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with a purchased maturity of three months or less.

Fair value of financial instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, and other accrued expenses, approximate their fair values due to their short maturities. The carrying value of debt approximates fair value and is based on borrowing rates currently available with similar terms and average maturities.

Advertising expense

The Company expenses advertising costs, as incurred. The Company did not incur any significant advertising expenses during the nine months ended September 30, 2008 and 2007.

Inventories Inventories are stated at lower of cost (first-in, first-out) or market value.

Accounts receivable and allowance for doubtful accounts

The Company’s receivables are unsecured. The Company evaluates the collectibility of its accounts receivable based on known collection risks and historical experience. Management believes that all accounts receivable are collectible and therefore, no such allowance is deemed necessary.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies (continued)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. Risks associated with cash and cash equivalents are mitigated by banking with a creditworthy institution. Management believes that these institutions are financially sound and, accordingly minimal credit risk exists.

The Company’s accounts receivables are derived from its proprietary license sales and hardware sales with customers located in the United States and abroad. Accounts receivable are comprised of billed receivables arising from recognized or deferred revenues. The Company does not require collateral and maintains allowances for potential credit losses when deemed necessary. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience, such losses have been nominal and within management’s expectations.
The Company’s accounts receivable and net revenues are derived from a large number of direct customers. Customer concentrations consisted of the following:

	September 30,	September 30,
	2008	2007
Revenue
Freescale Semiconductor, Inc.	23%	27%
General Dynamics, Inc.	20%	42%
Suzhou Keda Technology Co.	10%	*
SigmaPoint Technologies, Inc.	10%	*

	September 30,	December 31,
	2008	2007
Accounts receivable
Micron Technology, Inc.	*	21%
Broadcast Sports Technology, Inc.	*	26%
General Dynamics, Inc.	46%	*
Suzzhou Keda Technology Co.	30%	*

*	- Represents less than 10%
Foreign currency translation

The functional currency of the Company’s subsidiaries is their local currency. The assets and liabilities of foreign subsidiaries are translated from their respective functional currencies into U.S. dollars at the current exchange rate at the end of each reporting period. Revenues and expenses are translated at the average exchange rate prevailing during the period.

Gains and losses resulting from the translation of the foreign subsidiaries’ financial statements are reported as a separate component of stockholders’ equity. Net gains and losses resulting from foreign exchange transactions were not material for any of the periods presented.

Revenue recognition

The Company derives revenue primarily from four principal sources: product sales, royalty fees, contracts and service contracts. The Company recognizes revenues for product sales involving the sale of hardware products that include software solutions in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”, under which revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or service rendered, the fee is fixed and determinable, collectability is reasonably assured.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies (continued)
Revenue recognition (continued)

Revenue from service contracts consists of fees for providing engineering support services, and are recognized ratably over the term of the support agreement, which is usually 12 months. Revenue from service contracts consists of designing software, development and customization of the licensed software in accordance with Statement of Position (SOP) 97-2 Software Revenue Recognition.

Software development costs

The Company accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed (“FAS 86”). FAS 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. With respect to the Company’s software development process, technological feasibility is established upon completion of a working model.

To date, the Company’s products have been released shortly after reaching technological feasibility. Therefore, development costs incurred after completion of a working model and prior to general release have not been significant. Accordingly, from its inception through September 30, 2008, the Company has not capitalized any software development costs.

Research and development

Research and development costs related to hardware and software products are expensed as incurred and consist primarily of compensation and related costs incurred in connection with these development activities.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets ranging from five to seven years. Leasehold improvements are amortized over the shorter of the asset life or lease term. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income. Maintenance and repairs are charged to expense in the period incurred.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies (continued)

Impairment of long-lived assets

The Company periodically evaluates potential impairments of its long-lived assets, in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”). The Company evaluates long-lived assets, for impairment on an annual basis, or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Events or changes in circumstances that could result in an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company’s overall business and significant negative industry or economic trends. Impairment is recognized when the carrying amount of an asset exceeds its fair value.

Income taxes

The Company accounts for income taxes using the asset and liability approach as set forth in SFAS No. 109. The asset and liability approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future change in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

On January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes, or FIN 48. Prior to the adoption, the Company’s policy was to establish reserves that reflected the probable outcome of known tax contingencies. The effects of the resolution, if any, were recognized as changes to the effective income tax rate in the period of resolution. Under FIN 48 the financial statement recognition of the benefit for a tax position is dependent upon the benefit being more likely than not to be sustainable upon audit by the applicable taxing authority. If this threshold is met, the tax benefit is then measured and recognized at the largest amount that is greater than 50 percent likely to be realized upon ultimate settlement.

The adoption of FIN 48 resulted in a reclassification of certain tax liabilities from current to non-current and had no cumulative impact to accumulated deficit. As of September 30, 2008, the Company had $591,000 of liabilities for unrecognized tax benefits. All of this amount, if realized, would impact net deferred asset carry-forwards.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies (continued)

Stock-based compensation

On January 1, 2006, the Company adopted SFAS No. 123(R), “Accounting for Stock-Based Compensation (“SFAS No, 123R”), which requires measurement of the cost of employee or director services received in exchange for all equity awards granted based on the fair market value of the award on the grant date. Under this standard, the fair value of each employee stock option is estimated on the date of grant using an options pricing model. The Company currently uses the Black-Scholes valuation model to estimate the fair value of their share-based payments. The model requires management to make a number of assumptions including expected volatility, expected life, risk-free interest rate and expected dividends. Given the Company’s limited history, the Company used comparable companies to determine volatility.

The expected life of the options is based on the average period the stock options are expected to remain outstanding based on the options vesting term, contractual terms, in accordance with the “Simplified Method” described in Staff Accounting Bulletin (“SAB”) No. 107, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The risk-free interest rate assumption is based on published interest rates for U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant appropriate for the terms of the Company’s stock options. The dividend yield assumption is based on the Company’s history and expectation of no dividend payouts.

Stock-based compensation expense recognized in the Company’s financial statements is based on awards that are expected to vest. These expense amounts have been reduced by using an estimated forfeiture rate. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company will evaluate the assumptions used to value stock awards on an annual basis.

Share-based awards issued to non-employees are accounted for in accordance with the provisions of SFAS No. 123 (R) and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies (continued)
Other comprehensive income (loss)
The Company reports comprehensive income or loss in accordance with the provisions of Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income", which establishes standard for reporting comprehensive income and its components in the consolidated financial statements. Other comprehensive income consists of foreign currency translation gains and losses. The components of other comprehensive loss are as follows:

	September 30,	September 30,
	2008	2007
Net loss	$(4,791,470)	$(3,348,278)
Currency translation adjustment	(1,663)	(375)

Total other comprehensive loss	$(4,793,133)	$(3,348,653)

2. Inventory
Inventory consisted of finished goods of $348,833 and $320,587 at September 30, 2008 and December 31, 2007, respectively.
3. Property and Equipment
Property and equipment consisted of the following:

	September 30,	December 31,
	2008	2007
Computers and equipment	$207,090	$211,196
Furniture and fixtures	26,801	16,931
R&D equipment	38,616	2,884

Total property and equipment	272,507	231,011
Less accumulated depreciation and amortization	(98,320)	(67,467)

	$174,187	$163,544

Depreciation expense attributed to property and equipment was $44,091 and $21,783 during the nine months ended September 30, 2008 and 2007, respectively.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

4. Accrued Expenses
Accrued expenses consist of the following:

	September 30,	December 31,
	2008	2007
Accrued vacation	$122,146	$104,073
Accrued salaries and commissions	502,477	572,074
Accrued interest	251,876	285,858
Other accrued charges	66,183	45,964

Total accrued expenses	$942,682	$1,007,969

5. Notes Payable
In February 2006, the Company entered into a loan and security agreement (“Notes Payable”) with a lender that allows for borrowings up to $600,000. The loan is secured by all assets of the Company. The loan agreement does not require the Company to comply with any financial covenants. Borrowings bear interest at the rate of 11% per annum and mature on December 1, 2008.

	September 30,	December 31,
	2008	2007
Total debt outstanding	$94,182	$294,766
Less: unamortized discount on fair value of warrant	(2,293)	(9,172)

Total	$91,889	$285,594

The Company granted the lender a warrant to purchase 391,730 shares of series A preferred stock of the Company with an exercise price at $0.1838. The warrant is exercisable for 7 years from the date of issuance. The fair value of such warrants was estimated at approximately $48,096 using the Black-Scholes valuation model with the following assumptions: a volatility of 69.2%, a contractual life of 7 years, no dividend yield, and a risk-free interest rate of 4.7%. This fair value is treated as a loan discount and is being amortized to interest expense over the life of the loan.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

6. Secured Convertible Promissory Notes
In March 2007, the Company issued secured convertible promissory notes for $1,505,000, which accrued interest at the rate of 8.25% per annum, to certain Series B preferred stock investors. Interest payments were due upon maturity in March 2008, along with principal payments. Accrued interest on the secured convertible promissory notes was $98,990 at December 31, 2007. In May 2008, the Company amended the existing notes to convert the notes into 5,574,070 shares of the Company’s Series B preferred stock at $0.27 per share. In connection with the conversion the Company also issued fully vested warrants to all the Series B preferred stockholders to purchase 647,588 shares of the Company’s Series B preferred stock at an exercise price of $0.27 per share, subject to adjustment for stock splits, other dividends and diluting issuances. The warrants are exercisable anytime until June 2013.
In August 2007 the Company issued a secured convertible promissory note for $5,000,000, accruing interest at the rate of 10% per annum, to ARM Limited, a creditor of the Company. The secured convertible promissory note is convertible into the Company’s Series C preferred stock, when and if issued. In June 2008, the Company amended the secured convertible promissory note with ARM Limited by converting the accrued interest of $415,069 to principal and borrowing an additional $2,000,000. The Company also issued a secured convertible promissory note for an additional $1,000,000, to certain Series B preferred shareholders. The secured convertible promissory notes accrue interest at the rate of 10% per annum and mature on June 13, 2009. Accrued interest on all secured convertible promissory notes was $251,876 at September 30, 2008. In connection with the June 2008 amendment and issuance of additional secured convertible promissory notes, the Company issued fully vested warrants to purchase an aggregate of 1,262,260 shares of the Company’s Series C preferred stock at an exercise price equal to fair market value of the shares upon the initial sale of Series C preferred stock. The warrants become exercisable when the Company issues Series C preferred stock until June 2013. As of September 30, 2008, the secured convertible promissory notes for $8,415,069 were not convertible, nor were the related warrants exercisable, because the Series C preferred stock had not been issued. In such circumstances of contingent conversion, Emerging Issues Task Force (EITF) Consensus No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features, and No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, proscribe that a debt discount and the associated beneficial conversion feature (“BCF”) be recorded only when the contingency is resolved.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

7. Redeemable Preferred Stock
The rights, preferences and privileges of the Series A, convertible preferred stock (“Series A”), and Series B convertible preferred stock (“Series B”) (collectively “Preferred Stock”) are as follows:
Dividends
The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, prior and in-preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of $0.014704 per share of Series A preferred stock and $0.0216 per share of Series B preferred stock per annum. Such dividends shall be payable only when as and if declared by the Board of Directors and shall not be cumulative. No dividends on preferred stock or common stock have been declared by the Board from inception through September 30, 2008.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to be received, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock, $0.27 and $0.1838 per share plus all declared and unpaid dividends for Series B and Series A preferred stock, respectively. If, upon the occurrence of such event, the available funds and assets to be distributed to the holders of the preferred stock and common stock, pro-rata based on the numbers of shares of common stock (issued or issuable upon conversion of Series A preferred stock) held by each until all amounts received by the holders of Series B preferred stock equals $0.81 per share and Series A preferred stock equals $0.5514 per share (as adjusted for an stock dividends, stock splits, reclassifications, combinations or the like with respect to such shares).
Conversion
Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price $0.1838 or Series B original issue price $0.27 by the conversion price per share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial conversion price per share shall be $0.1838 for shares of Series A, and the initial conversion price for the Series B preferred stock shall be $0.27. The conversion price is subject to adjustment for certain dilutive issuances, splits, and combinations.
Each share of Preferred Stock will automatically convert into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (a) the closing of a public offering of common stock with gross proceeds of at least $7,500,000, or (b) the date of written consent or agreement of the holders of a majority of the then outstanding shares of Series B and Series A preferred stock, voting as a separate series.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

7. Redeemable Preferred Stock (continued)
Voting rights
Each shareholder of the preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the preferred stock can be converted. The holders of Series A, voting as a separate class, may elect two members of the Board of Directors of the Corporation. The holders of Series B, voting as a separate class, may elect one member to the Board of Directors of the Corporation. The holders of common stock, voting as a separate class can elect two members and the remaining board seats are elected by all holders of common or preferred stock voting as a single class.
Redemption
To the extent that any outstanding shares of Preferred Stock have not been redeemed or repurchased by the Corporation or converted into common stock prior to July 14, 2011 (the “Redemption Availability Date”), the Corporation shall, upon receiving, at any time within forty-five (45) days of the Redemption Availability Date, a written request for the redemption of the Preferred Stock signed by the holders of at least a majority of the Preferred Stock, voting together as a separate class on an as converted to common stock basis (the “Redemption Request”), redeem from any source of funds legally available therefore at the redemption price, on the date (the “First Redemption Date”) that is six (6) months following its receipt of such written Redemption Request, and on each of the two successive anniversaries of the First Redemption Date (each of such three redemption dates is referred to herein generically as a “Redemption Date”), that number of shares of Preferred Stock that is equal to thirty-three and thirty-three hundredths percent (33.33%), rounded downward to the nearest whole share (except that the third redemption installment shall be for any remaining balance) of the shares of Preferred Stock that are outstanding on the date the Corporation receives such first written Redemption Request, until all outstanding shares of Preferred Stock have been redeemed, purchased or converted into common stock as provided in Section 3 hereof; provided, however, that the Corporation, at its sole option and discretion, may, upon reasonable notice, redeem greater numbers (including all) of the outstanding shares of Preferred Stock, at the redemption prices at any time on or after the Corporation’s receipt of such written Redemption Request, to the extent permitted by law. If the holders of Preferred Stock fail to elect redemption within forty-five (45) days of the Redemption Availability Date, then the shares of Preferred Stock shall no longer be redeemable.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

7. Redeemable Preferred Stock (continued)
Redemption (continued)
The redemption price for each share of Series B preferred stock shall be an amount equal to the Series B Original Issue Price, plus all declared and unpaid dividends thereon (as appropriately adjusted for any stock dividends, stock splits, reclassifications, combinations or the like with respect to such shares). The redemption price for each share of Series A preferred stock shall be an amount equal to the Series A Original Issue Price, plus all declared and unpaid dividends thereon (as appropriately adjusted for any stock dividends, stock splits, reclassifications, combinations or the like with respect to such shares). If upon any redemption date scheduled as described above for the redemption of Preferred Stock, the funds and assets of the Corporation legally available to redeem such stock shall be insufficient to redeem all shares of Preferred Stock then scheduled to be redeemed, then any such unredeemed shares shall be carried forward and shall be redeemed (together with any other shares of Preferred Stock then scheduled to be redeemed) at the earliest date upon which the Corporation lawfully has funds available to continue redemption of such unredeemed shares, to the full extent of legally available funds of the Corporation at such time, and any such unredeemed shares shall continue to be so carried forward until redeemed.
Shares of Preferred Stock that are subject to redemption hereunder but that have not been redeemed due to insufficient legally available funds and assets of the Corporation shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Preferred Stock until such shares have been converted or redeemed.
8. Stockholders’ Deficit
Common stock
Common stock reserved for future issuance was as follows at September 30, 2008:

Series A preferred stock conversion	8,025,021
Series B preferred stock conversion	18,525,913
Series A preferred stock warrants issued and outstanding	391,730
Series B preferred stock warrants issued and outstanding	647,588
Series C preferred stock warrants issued and outstanding	1,262,260
Options outstanding to purchase common stock	7,268,671
Options to purchase common stock available for future issuance	13,255,069

Total common stock reserved for future issuance	49,376,252

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

8. Stockholders’ Deficit (continued)
Warrants
The following table summarizes preferred stock warrants issued and outstanding:

	Exercise Price		Gross Exercise
	Per Share	Shares	Proceeds
Series A	$0.1838	391,730	$72,000
Series B	$0.27	647,588	$174,849
Series C	$1.00	1,262,260	$1,262,260

Total warrants		2,301,578	$1,509,109

2005 Incentive and Non-Statutory Stock Option Plan
The Company has reserved 20,304,781 shares of its common stock for issuance under its 2005 Incentive and Non-Statutory Stock Option Plan (the “Plan”), as amended in August 2006. The Company provides for the granting of stock options to employees and non-employees of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company consultants or board members.
Options issued under the Plan are granted at an exercise price of not less than 110% or 85% of the fair market value per share of the common stock, on the grant date as determined by the board of directors. Stock options vest ratably over periods determined by the board of directors, generally 4 years, and expire no later than 10 years from the date of grant. Options generally vest at 25% on the first anniversary of the grant and monthly over the next 36 months. In the event of voluntary or involuntary termination of employment with the Company for any reason, with or without cause, all unvested options are forfeited and all vested options must be exercised within a 60-day period or they are forfeited.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

8. Stockholders’ Deficit (continued)
2005 Incentive and Non-Statutory Stock Option Plan (continued)
Stock option activity for the nine months ended September 30, 2008, is as follows:

		Options Outstanding
	Shares		Weighted Average
	Available		Exercise Price
	For Grant	Shares	Per Share
Balance, December 31, 2007	1,211,056	7,217,837	$0.04
Options authorized	18,864,424
Options repurchased	621,667
Options granted	(805,000)	805,000	$0.05
Options exercised	—	(341,532)	$0.03
Options cancelled	412,634	(412,634)	$0.03

Balances, September 30, 2008	20,304,781	7,268,671	$0.04

There were 2,162,597 and 1,543,968 shares of common stock exercised pursuant to stock options that were not vested as of September 30, 2008 and December 31, 2007 respectively. These shares are subject to repurchase solely at the option of the Company at the original grant price upon an employee’s termination.
The following table summarizes information about stock options outstanding and exercisable at September 30, 2008:

Options Outstanding			Options Exercisable
		Weighted
		Average
		Remaining
Exercise Price	Number	Contractual	Number	Exercise Price
Per Share	of Shares	Life (in years)	of Shares	Per Share
$0.01	253,338	6.38	219,588	$0.01
$0.02	653,334	7.51	399,791	$0.02
$0.03	2,194,000	8.01	1,095,373	$0.03
$0.05	4,167,999	9.17	61,333	$0.05
During the nine months ended September 30, 2008, the Company granted stock options to employees to purchase 805,000 shares of common stock with a weighted-average grant date fair value of $0.05 per share. Employee stock-based compensation recognized in the nine months ended September 30, 2008 and 2007 in accordance with SFAS123(R) was $53,766 and $45,769, respectively and was recorded in research and development.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

8. Stockholders’ Deficit (continued)
2005 Incentive and Non-Statutory Stock Option Plan (continued)
No income tax benefit has been recognized relating to share-based compensation expense and no tax benefits have been realized from exercised stock options. As of September 30, 2008, there were total unrecognized compensation costs of $133,373 to these stock options. These costs are expected to be recognized over a period of approximately 3.8 years.
The fair value of employee stock options was estimated using the following weighted-average assumptions:

	Nine Months Ended September 30,
	2008	2007
Expected volatility	42.14%	48.29%
Risk free rate	2.67% - 3.27%	3.42% - 4.75%
Dividend yield	0%	0%
Expected term (in years)	6.08	6.08
The expected term of the options is based on the average period the stock options are expected to remain outstanding calculated as the midpoint of the options vesting term, and contractual expiration period, in accordance with the “Simplified Method” described in Staff Accounting Bulletin (“SAB”) No. 107, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility assumptions for the Company’s stock options for the nine months ended September 30, 2008 were determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company’s common stock. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.
SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience. Prior to the adoption of SFAS 123(R), the Company accounted for forfeitures as they occurred.
Non-employee options
For the nine-month periods ended September 30, 2008 and 2007, the Company recorded share-based compensation expense for options issued to non-employees under the Plan of approximately $5,077 and $25,972. The fair value of the 2008 options was determined using the Black-Scholes option-pricing model with a volatility rate of 42.14%; an expected term of 10 years; a risk-free interest rate of 2.97% and an expected dividend yield of zero.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

9. Income Taxes
The components of loss before provision for income taxes are as follows:

	September 30,	September 30,
	2008	2007
United States	$(4,848,685)	$(3,366,247)
Foreign	69,174	19,569

Total loss before provision for income taxes	$(4,779,511)	$(3,346,678)

The provision for income taxes consists of the following:

	September 30,	September 30,
	2008	2007
Current
Federal	$—	$—
State	1,600	1,600
International	10,359	—

Total current	11,959	1,600

Deferred	—	—

Total provision for income taxes	$11,959	$1,600

The provision for income taxes differs from the amount computed by applying the statutory income tax rate of 34% to loss before taxes as follows:

	September 30,	September 30,
	2008	2007
Federal	(34.00)%	(34.00)%
State	(5.83)%	(5.83)%
R&D credit	(2.99)%	(3.63)%
Permanent differences	4.45%	4.86%
Changes in valuation allowance	38.62%	38.65%

Effective tax rate	0.25%	0.05%

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

9. Income Taxes (continued)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets are as follows:

	September 30,	December 31,
	2008	2007
Deferred tax asset (liability), net
Net operating losses	$5,360,520	$3,560,309
R&D credit	475,880	330,968
Accruals and reserves	271,493	312,661
Fixed assets	(28,424)	(13,745)
Deferred income	92,894	92,273
Other	1,960	2,010
Changes in valuation allowance	(6,174,323)	(4,284,476)

Total net deferred tax asset	$—	$—

We provided a full valuation allowance on deferred tax assets in excess of deferred tax liabilities. Because of our limited operating history and cumulative losses, management believes it is more likely than not that the deferred tax assets will not be realized.
The Company has Federal and California net operating loss (“NOL”) carry-forwards of approximately $13,500,000 and $13,200,000, respectively. These carry-forwards expire between 2022 and 2028 for federal tax purposes and 2010 and 2018 for state tax purposes if not utilized. The use of our net operating losses is subject to certain limitations and may be subject to further limitations as a result of changes in ownership as defined by federal and state tax law.
The Company adopted the provisions of FIN 48 on January 1, 2007. The Company did not recognize any change to accumulated deficit as of the adoption date. A reconciliation of the beginning and ending amount of the consolidated liability for unrecognized income tax benefits for the nine-months ended September 30, 2008 is as follows:

Balance at December 31, 2007	$488,000
Tax positions related to current year:
Additions	103,000
Tax positions related to prior years:
Additions	—

Balance as of September 30, 2008	$591,000

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

9. Income Taxes (continued)
The resolution of $587,000 of uncertainties will impact the Company’s deferred tax asset carry-forwards. The resolution of the remaining $4,000 will impact the Company’s net income. While it is expected that the amount of unrecognized tax benefits will change in the next 12 months, the Company does not expect this change to have a material impact on its financial statements. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense.
10. Operating Lease
In 2007, the Company leased a facility in Santa Clara, California for its headquarters. The lease expired in January 2008. Effective February 2008, the Company signed a new lease agreement and moved its headquarters to Sunnyvale, California. The monthly rent installment is $23,955 with a lease term of 3 years. The agreement provides for an annual inflationary increase. The future minimum lease obligation in as of September 30, 2008 is as follows:

2008 (remaining 3 months)	$71,865
2009	297,911
2010	310,471
2011	25,960

Total	$706,207

11. Litigation
The Company is subject to certain routine legal proceedings, as well as demands, and claims that arise in the normal course of its business. The Company believes that the ultimate amount of liability, if any, for any pending claims of any type (either alone or combined) will not materially affect its financial position, results of operations or liquidity.
12. Retirement Plan
The Company has established a salary deferral plan under Section 401(k) of the Internal Revenue Code. The Plan allows eligible employees to defer a portion of their compensation. Such deferrals accumulate on a tax-deferred basis until the employee withdraws the funds. The Company at its option may match a portion of the employees’ contribution. No Company matching contributions were made for the nine months ended September 30, 2008 or 2007.

W&W COMMUNICATIONS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

13. Subsequent Events
The Company was acquired by Cavium Networks, Inc. on December 23, 2008, a provider of semiconductor products. Total merger consideration was $8.0 million, which consisted of cash consideration of approximately $3.9 million, 338,245 unregistered common shares of Cavium Networks, Inc. valued at approximately $3.1 million and direct acquisition costs of approximately $1.0 million. Additionally, in order to effect the acquisition of the Company, Cavium Networks, Inc. assumed and immediately paid off the Company’s secured convertible promissory notes of approximately $8.9 million, including accrued interest of approximately $0.5 million, as defined in the merger agreement.